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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates, and related to the financial statements of the companies listed below which appear in the Prospectus of the Fortress Group, Inc.:

       COMPANY                                                       DATE
       -------                                                       ----
      Combined Predecessor Companies..........................    March 11, 1996
      Buffington Homes, Inc. ................................. February 16, 1996
      Christopher Homes, Inc. and Affiliates..................     March 8, 1996
      Genesee Company and Related Entities....................     March 1, 1996
      The Fortress Group, Inc. ...............................    March 11, 1996

  We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

/s/ Price Waterhouse LLP
Price Waterhouse LLP

Minneapolis, Minnesota
July 15, 1996